      As filed with the Securities and Exchange Commission on April 7, 1997

                                                  Registration No. 333-[_______]

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               PRIMARK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MICHIGAN                                 38-2383282
  ---------------------------------       ------------------------------------
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)


                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 28, 1994
               BY AND BETWEEN PRIMARK CORPORATION AND JOHN C. HOLT
               ---------------------------------------------------
                            (Full title of the plan)


                            MICHAEL R. KARGULA, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                                 (617) 466-6611
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

=========================================================================================================
                                                  Proposed               Proposed
 Title of securities       Amount to be    Maximum Offering Price    Maximum Aggregate       Amount of
  to be registered          Registered         Per Share (1)        Offering Price (1)   Registration Fee
---------------------------------------------------------------------------------------------------------
   COMMON STOCK,
 WITHOUT PAR VALUE           500,000               $13.50               $6,750,000           $2,045.45
=========================================================================================================


(1) Computed in accordance with Securities Act Rule 457(h), based upon the price at which the options may be exercised.


                          Exhibit Index is on page 8

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

      The documents containing the information specified in Part I will be sent or given to Mr. Holt as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed by Primark Corporation (the "Corporation" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a)   Annual Report on Form 10-K for the year ended December 31, 1996;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

      (c) Current Reports on Form 8-K filed February 4, 1997, February 7, 1997 and April 3, 1997; and

      (d) The description of the Corporation's Common Stock contained in the Corporation's Form 10 dated November 17, 1981, the Corporation's Form 8-A dated October 18, 1985, the Corporation's Form 8-A dated January 13, 1988 and the Corporation's Form 8-A dated June 16, 1992.

      All other reports and documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the issuance of the shares of Common Stock offered hereby has been passed upon by Michael R. Kargula, Esq., Senior Vice President, General Counsel, and Secretary to the Corporation. As of March 3, 1997, Mr. Kargula beneficially owned 422,584 shares of Common Stock, including options that are presently exercisable or exercisable within 60 days of such date. Of such shares, 41,882 were granted as restricted shares under the Primark Corporation 1988 Incentive Plan, 211,580 represented options to acquire shares of Common Stock under the Primark Corporation 1988 Incentive Plan, 50,000 represented options for Common Stock under the Corporation's Stock Option Plan, 79,060 represented options for Common Stock under the 1992 Stock Option Plan, and 28,262 shares are held under the Primark Corporation Savings and Stock Ownership Plan.

      The financial statements incorporated in this Registration Statement by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 561 and 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors, officers, employees, and agents against judgments, penalties, fines and amounts paid in settlement of litigation that they may incur in their capacity as such.

      Article VIII of the Articles of Incorporation of the Registrant provides that the Registrant shall indemnify any person who is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or proceeding to the full extent provided by the MBCA from time to time in effect.

      Section 6.1 of the By-laws of the Registrant provides that the Registrant shall indemnify its officers, directors, employees, agents and other persons to the fullest extent to which corporations are empowered to indemnify such persons at law.

      Article IX of the Articles of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the MBCA or (iv) for any transaction from which the director derived any improper personal benefit.

      The Corporation maintains a director's and officer's liability insurance policy that covers its directors and officers for certain claims and actions incurred in the course of their duties, including, under certain circumstances, alleged violations of the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                              Description
------                              -----------

4.1 Non-Qualified Stock Option Agreement dated as of February 28, 1994, by and between Primark Corporation and John C. Holt (Exhibit 10.32 to the Corporation's 1993 Form 10-K, File No. 1-8260); Amendment dated February 29, 1996; (exhibit 10.12 to the corporation's 1996 10-K, file No. 1-8260).

5.1* Opinion of Michael R. Kargula, Esq., Senior Vice President, General Counsel and Secretary of the Corporation, regarding the legality of the shares being registered.

23.1*       Consent of Deloitte & Touche LLP.

23.2* Consent of Michael R. Kargula, Esq. (included in his opinion filed herein as Exhibit 5.1).

24.1*       Power of Attorney (included on signature pages).

*filed herewith.

ITEM 9.  UNDERTAKINGS.

      (a)   The Corporation hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;


                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Corporation pursuant to the foregoing provisions or otherwise, the Corporation has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of the expenses incurred or paid by a director, officer or controlling person of the Corporation of the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on April 7, 1997.

                                         PRIMARK CORPORATION



                                         By:      /s/ STEPHEN H. CURRAN
                                            -----------------------------------
                                                  Stephen H. Curran
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)


                                POWER OF ATTORNEY
                                -----------------

      The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen
H. Curran and Michael R. Kargula, and each of them (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement covering shares of common stock of the corporation which have been issued or may be issued under a Non-Qualified Stock Option Agreement dated as of February 28, 1994 by and between John C. Holt and the Corporation, and thereafter to execute and file any Post-Effective Amendments to the Registration Statement and Amendments or Supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform every and all acts and things whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their substitute or his substitute, may or shall lawfully do, or cause to be done, by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Titles                              Date
----------                    ------                              ----

/s/ JOSEPH E. KASPUTYS        Chairman, President and          March 27, 1997
-----------------------       Chief Executive Officer
Joseph E. Kasputys            (Principal Executive Officer)


/s/ STEPHEN H. CURRAN         Senior Vice President and        March 27, 1997
-----------------------       Chief Financial Officer
Stephen H. Curran             (Principal Financial and
                              Accounting Officer)


/s/ KEVIN J. BRADLEY          Director                         March 27, 1997
-----------------------
Kevin J. Bradley

/s/ JOHN C. HOLT              Executive Vice President         March 27, 1997
-----------------------       and Director
John C. Holt

/s/ STEVEN LAZARUS            Director                         March 27, 1997
-----------------------
Steven Lazarus

/s/ PATRICIA MCGINNIS         Director                         March 27, 1997
-----------------------
Patricia McGinnis

/s/ JONATHAN NEWCOMB          Director                         March 27, 1997
-----------------------
Jonathan Newcomb

/s/ CONSTANCE K. WEAVER       Director                         March 27, 1997
-----------------------
Constance K. Weaver

                                INDEX OF EXHIBITS
                                -----------------

Exhibit
Number    Description                                                     Page
------    -----------                                                     ----



 5.1 Opinion of Michael R. Kargula, Esq., Senior Vice President, General Counsel and Secretary of the Corporation, regarding the legality of the shares being registered.

 23.1     Consent of Deloitte & Touche LLP.

 23.2 Consent of Michael R. Kargula, Esq. (included in his opinion filed herein as Exhibit 5.1).

 24.1     Power of Attorney (included on signature pages).